Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
JOBY AVIATION, INC.
H1 2025 PERFORMANCE AWARD PROGRAM

(effective January 1, 2025)

This Performance Award Program (this “Program”) has been adopted by the Compensation Committee of the Board of Directors (the “Board”) of Joby Aviation, Inc. (the “Company”) under the Company’s 2021 Incentive Award Plan (the “Plan”) effective as of January 1, 2025 (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meaning ascribed in the Plan.

Purpose and Participants

The purpose of the Program is to provide an incentive to employees of the Company’s Participating Subsidiaries (as defined below) to achieve certain business and operational goals for the first half of calendar year 2025, as set forth on Exhibit A attached hereto.

“Participants” in the Program include all permanent employees of the Company’s subsidiaries listed on Exhibit B (the “Participating Subsidiaries”), whether full-time or part-time. If a Participant transitions from a permanent full-time or part-time employee role to a consulting role, or if a Participant changes employment from a Participating Subsidiary to another Company subsidiary that does not participate in the Program, any Awards previously granted under the Program will continue to vest provided that the individual continues to be a Service Provider (as defined in the Plan) through the applicable vesting date.

Other employees or consultants may be granted Awards under the Program on the same or different terms as Participants in the sole discretion of the Administrator, in which case any reference to a “Participant” herein shall also be deemed to refer to such individuals.

Interns, contractors, seasonal workers and other temporary employees are not eligible Participants.
Certain Definitions
As used in this Program, the following terms have the following meanings:
●“Administrator” means the Compensation Committee of the Board, unless otherwise designated by the Board.

●“Award” means an award of Restricted Stock Units (“RSUs”) that is granted under this Program and is subject to performance conditions.
●“Determination Date” means the date determined by the Administrator to evaluate the achievement of each Goal, such date to be no later than July 31, 2025.
●“Earned Percentage” has the meaning set forth on Exhibit A attached hereto.
●“Goal” has the meaning set forth on Exhibit A attached hereto.
●“Grant Date” means the Initial Grant Date, and each other date that the Administrator specifies for the grant of an Award hereunder.
●“Initial Grant Date” means the date that the Administrator approves the first set of Awards under this Program.
●“Performance Period” means January 1, 2025 through June 30, 2025.
●“Proration Multiplier” means:
ofor any Participant who commenced employment with a Participating Subsidiary after January 1, 2025: the ratio of (i) the number of calendar months the Participant will have been employed by the Participating Subsidiary as of June 30, 2025 (assuming the Participant continues to be employed through June 30, 2025), over (ii) 6.1 ofor any Participant who was employed by a Participating Subsidiary on January 1, 2025: 1.0.
ofor any Participant who commenced employment with a Participating Subsidiary on or after June 1, 2025: 0.
●“Specified Price” means the volume weighted average trading price of the Common Stock over the 20 consecutive trading days ending on January 30, 2025, which was $8.87.
●“Target Amount” for a Participant means the target amount established by the Administrator for such Participant or, if no target amount has been established by the Administrator for such Participant, 5% of the Participant’s annualized base salary for salaried employees or annualized base wages for hourly employees, in either case effective as of the day immediately prior to the Grant Date (or, if the Award is approved via Unanimous Written consent, as of with a date selected to be as near as practicable prior to distribution of the Unanimous Written Consent for approval). For hourly employees a Participant’s annualized base wages will be calculated based on the Participant’s expected annual hours multiplied by their hourly pay rate. If the expected number of hours is expressed as a range (i.e. 20-25 hours), the annualized base pay shall be calculated based upon the upper end of the stated range. For salaried employees, a Participant’s annualized salary shall be as reflected in the Participant’s most recent offer letter, compensation change letter, employment status change letter or other employment agreement. In no case will geographic differential pay, shift differential, bonus pay or any other non-base pay be considered in determining a Participant’s annual base salary or wages.
1 For example, if an employee is hired on March 15, 2025, the Proration Multiplier will be 4/6.

Awards
On the Initial Grant Date, each Participant who is a Service Provider as of the date the Specified Price is set shall be granted an Award comprised of a number of RSUs calculated by dividing (a) the product of the Participant’s Target Amount multiplied by the Proration Multiplier by (b) the Specified Price, rounded down to the nearest whole number of RSUs. On each Grant Date thereafter, each Participant who is a Service Provider as of such date and who has not previously been granted an Award under the Program shall, at the discretion of the Administrator, be granted an Award comprised of a number of RSUs calculated by dividing (a) the product of the Participant’s Target Amount multiplied by the Proration Multiplier by (b) the Specified Price, rounded down to the nearest whole number of RSUs.

On the Determination Date, the Administrator shall determine which Goal(s) have been achieved during the Performance Period and validate the Earned Percentage.

Each Award that is granted hereunder will vest in equal installments on each of January 12, 2026, February 9, 2026, and March 9, 2026 (each a “Vesting Date”), subject in each case to the Participant’s continued status as a Service Provider (as defined in the Plan) through such Vesting Date. Leaves of Absence may impact vesting of Awards as described in the Company’s Leave of Absence Policy.

Within 30 days after each Vesting Date, the Company shall settle each RSU that vests on such Vesting Date by issuing the Participant a number of shares of Company Common Stock equal to the product determined by multiplying (a) the number of RSUs underlying the Award held by the Participant by (b) the Earned Percentage by (c) 33 1/3%, cumulatively rounded down to the nearest whole share.

By way of example, if a Participant who was employed for all of 2025 and 2026 was granted an Award of 750 RSUs and the Earned Percentage was determined to be 110%, 275 shares of Company Common Stock would vest on or around January 12, 2026, February 9, 2026, and March 9, 2026, determined by multiplying (a) 750, by (b) 110%, by (c) 33 1/3%, cumulatively rounded.

Consistent with the terms of the Plan, vested Awards will generally be deposited in a Participant’s account within 30 days after the vesting date.

Miscellaneous
The other provisions of the Plan shall apply to the RSUs granted under this Program, except to the extent such other provisions are inconsistent with this Program. All applicable terms of the Plan apply to this Program as if fully set forth herein, and all grants of RSUs hereby are subject in all respects to the terms of the Plan. The grant of RSUs under this Program shall be made solely by and subject to the terms set forth in an Award Agreement in a form approved by the Administrator and duly executed by an executive officer of the Company.

* * * * *

EXHIBIT A

2025 First Half Performance Goals
The table below sets forth the performance goals under this Program (each a “Goal”) for the Performance Period. The Administrator has sole discretion to amend, modify, remove or replace any Goal prior to its achievement.
The Administrator shall determine the Achievement Percentage for each Goal and the aggregate Earned Percentage on the Determination Date by reference to the number of elements completed as referenced in the Company’s master objectives list that are targeted for completion during the Performance Period.

●For each Goal, the Minimum Achievement Percentage shall be achieved if 60% of the H1’25 elements associated with such Goal have been achieved; the Target Achievement Percentage shall be achieved if 80% of the H1’25 elements associated with such Goal have been achieved; and the Maximum Achievement Percentage shall be achieved if 100% of the H1’25 elements associated with such Goal have been achieved.

●If the Administrator determines that the Minimum Achievement Percentage for a particular Goal has not been achieved during the Performance Period, the Achievement Percentage for that Goal shall be 0%.

●If the Administrator determines that the Minimum, Target or Maximum Achievement Percentage for a particular Goal has been exactly achieved, the Achievement Percentage for that Goal shall be 10%, 20% or 25%, respectively.

●If the Administrator determines that the number of elements completed is between the thresholds for Minimum and Target Achievement Percentage or between the Target and Maximum Achievement Percentage for a particular Goal, the Achievement Percentage for that Goal shall be prorated, based on the number of elements achieved, rounded to the nearest whole percentage point.

●If objectives are completed at or above the Maximum Achievement Percentage for a particular Goal, the Achievement Percentage for that Goal shall be as noted in the Maximum Achievement Percentage column for that Goal in the table below.

●The “Earned Percentage” shall be calculated by summing the Achievement Percentages achieved for each Goal. The maximum possible Earned Percentage is 125%. Solely as an example, assuming that the Achievement Percentages for Goals 1 through 5 were 15%, 25%, 25%, 20% and 25%, respectively, the Earned Percentage would be 110%.

The Initial Number of Elements associated with each Goal shall be adjusted as follows:

●If a new element is required by a regulatory authority that is equivalent in scope and timing to the other elements, such element shall be added to the list of required elements.

●If a regulatory authority determines that an element is no longer required, such element shall be removed from the list.

●If an element is changed due to a change in Company priorities, such modified element shall be reflected in the list.

●Any adjustments must be unanimously agreed upon by a committee consisting of the Company’s Chief Financial Officer, General Counsel, President of Operations and President of Aircraft OEM, and shall be subject to final validation by the Administrator.

Goal Description (Bullets are exemplary only and do not represent a complete list)	Initial # of Elements[2]	Min (60%)	Target (80%)	Max (100%)
[*****]	[*****]	10%	20%	25%
[*****]	[*****]	10%	20%	25%
[*****]	[*****]	10%	20%	25%
[*****]	[*****]	10%	20%	25%
[*****]	[*****]	10%	20%	25%

2 Represents the initial number of H1’25 elements required for maximum achievement of a particular goal. The total number of required elements may be adjusted up or down within the guidelines established by the Administrator. The Administrator will validate the final number of elements required for each Goal on the Determination Date.

EXHIBIT B

Participating Subsidiaries
Joby Aero, Inc.
Joby Germany GmbH
Joby Austria GmbH
Joby U.K. Limited
[*****]
Joby Elevate, Inc.
Joby Transport Consultancy L.L.C.